The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










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SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing ten (10)
Ordinary Shares of Ruili
Holdings Limited
 (Form F6 File No. 3370306)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus (Prospectus) reflecting the change in name to See Corporation Limited of ten (10) ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Ruili
Holdings Limited.

The Prospectus has been revised to reflect the new name from Ruili Holdings Limited to See Corporation Limited.

 EFFECTIVE October 28, 2005, THE
COMPANYS NAME HAS CHANGED TO
SEE CORPORATION LIMITED.

Please contact me with any questions or
comments at 212 8152476

JoanneWang
Assistant Treasurer
The Bank of New York  ADR Division


Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)